                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT
                              --------------------


        This Consulting Agreement, dated as of January 5, 1998, by and between Dendrite International, Inc., a New Jersey corporation maintaining its principal offices at 1200 Mount Kemble Avenue, Morristown, New Jersey 07960 ("Dendrite"), and Edward Kfoury, an individual residing at 1272 Isabel Drive, Sanibel Island, Florida 33957 ("Consultant").

                                   WITNESSETH
                                   ----------

        WHEREAS, Dendrite, together with its affiliates, is the developer and exclusive owner of certain computer software programs for Electronic Territory Management Systems and related matters known as the Dendrite System (such computer programs, together with any copyrights and/or trade secrets incorporated into such programs, shall be hereinafter referred to as the "Dendrite System");

        WHEREAS, Consultant is a consultant who provides business advice to computer software and services companies; and

        WHEREAS, the parties have agreed to establish a business relationship in which Consultant will provide certain defined services to Dendrite upon the terms and conditions specified herein.

        NOW, THEREFORE, in consideration of the above premises and the mutual promises and covenants contained herein, the parties agree as follows:

1.  SCOPE OF SERVICES
    -----------------

    (a) Dendrite hereby engages Consultant, and Consultant accepts such engagement, to provide the following services to Dendrite:

             (i) advice regarding the conduct of business by Dendrite in Japan;
             (ii) advice concerning the implementation of certain business processes within Dendrite;
             (iii) advice regarding the adoption and implementation of a technology strategy by Dendrite; and
             (iv) such other services as may be mutually agreed upon from time to time by Consultant and the President and Chief Executive Officer of Dendrite.

The foregoing services to be provided by Consultant are hereinafter referred to as the "Services."

    (b) Consultant shall use his reasonable commercial efforts in performing the Services according to the timetables, milestones and all other requirements as may be mutually determined from time to time by Consultant and the President and Chief Executive Officer of Dendrite. Consultant warrants that all Services shall be performed in compliance with all applicable law.

    (c) Consultant shall perform the Services at Dendrite facilities or such other locations as are mutually acceptable to the parties.

2.  COMPENSATION AND EXPENSES
    -------------------------

    (a) Dendrite agrees that Consultant's sole compensation for the performance of the Services shall be a grant under Dendrite's 1997 Stock Incentive Plan of options to purchase 12,000 shares of Dendrite's common stock.

    (b) In addition to the fee specified above, Dendrite will reimburse Consultant for his reasonable travel and business expenses (over and above relocation expenses and the normal daily working and commuting expenses which are the responsibility of Consultant) related to any business travel or expenditure specifically requested by Dendrite. Such expenses must be authorized in advance by Dendrite. Actual out-of-pocket expenses incurred shall be reimbursed within thirty (30) days after receipt of invoices or receipts submitted by Consultant.

3.  TERM OF AGREEMENT
    -----------------

    This Agreement shall become effective as of January 5, 1998 and continue until January 5, 2001 unless earlier terminated by either party upon two (2) weeks prior written notice to the other party.

4.  CONSULTANT'S REPRESENTATIONS AND CERTAIN OBLIGATIONS
    ----------------------------------------------------

    (a) Consultant represents and warrants to Dendrite that he is not now nor shall be a party to any other agreement or under any obligation to or restriction by any third party which would prevent Consultant from entering into this Agreement or which would adversely affect the performance by him of the Services or any of the other undertakings set forth herein.

    (b) Consultant agrees to keep records and books of account for Dendrite in accordance with United States generally accepted accounting principles and practices in its industry, which records and books of account shall be subject to audit by Dendrite. Dendrite shall, at all reasonable times, have access to such books and records and Consultant shall preserve such books and records for a period of two (2) years after termination of the Agreement.

5.  CONFIDENTIALITY; RETURN OF DATA
    -------------------------------

    (a) Consultant shall hold confidential and shall not, directly or indirectly, disclose, publish, or use for the benefit of itself or any third party, any "Confidential Information" of Dendrite, without first having obtained Dendrite's written consent to such disclosure or use. "Confidential Information" shall mean any and all information disclosed to, or otherwise acquired or observed by, Consultant from Dendrite, relating to the Dendrite System and/or the business of Dendrite. The term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of disclosure by Consultant in breach of this Agreement, (ii) was available to Consultant on a non-confidential basis as shown in written records prior to its disclosure to Consultant by Dendrite or (iii) becomes available to Consultant on a non-confidential basis from a source other than the Company; provided that such source is not bound by a confidentiality agreement with the Company or is otherwise prohibited from transferring the information to Consultant by a contractual, legal or fiduciary obligation.

    (b) In the event that Consultant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, it is agreed that Consultant will provide Dendrite with prompt notice of such request(s) so that Dendrite may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the confidentiality provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or Dendrite grants a waiver hereunder, Consultant may furnish that portion (and only that portion) of the Confidential Information which Consultant is legally compelled to disclose and shall use reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

    (d) Promptly following the written request of Dendrite, Consultant will deliver to Dendrite all documents or other matter furnished by Dendrite to Consultant constituting Confidential Information, together with all copies thereof. In the event of such request, all other documents or other matter constituting Confidential Information, together with all copies thereof in the possession of Consultant, will be destroyed with any such destruction confirmed by Consultant in writing to Dendrite.

The provisions of this Article 5, CONFIDENTIALITY; RETURN OF DATA, shall survive the termination or expiration of this Agreement.

6.  INDEPENDENT CONTRACTOR
    ----------------------

    (a) Consultant is retained by Dendrite solely for the purposes and to the extent set forth in this Agreement, and Consultant's relationship to Dendrite shall, during the period of his rendering of the Services hereunder, be that of an independent contractor. Consultant shall be solely responsible for the timely withholding, reporting and payment to the proper authorities of all taxes incurred in connection with the performance of the Services. Consultant further agrees to indemnify, defend and hold Dendrite harmless against all claims and taxes (including interest, penalties, and any other costs) which are claimed or assessed against Dendrite and are attributable to acts or omissions arising out of the

Agreement or the payments made hereunder. The provisions of this paragraph (a) shall survive the termination or expiration of this Agreement.

    (b) Dendrite shall not withhold from any fee or other payments made to the Consultant any deductions for income taxes, employment taxes or other items, nor make any premium payments or contributions for any worker's compensation or unemployment compensation for the benefit of Consultant. Consultant expressly agrees that he will not be entitled by virtue of the Agreement to participate in or to have any employee status under any employment-related right, benefit, plan or program of any form or nature whatsoever available to Dendrite's employees, and that Consultant hereby unconditionally and irrevocably waives and releases all rights to any such participation. The provisions of this paragraph (b) shall survive the expiration or termination of this Agreement.

    (c) Consultant agrees that no liability shall accrue in favor of Consultant as against any officer, director, agent or employee of Dendrite, but it will look solely to the assets of Dendrite for satisfaction of this Agreement. Consultant shall, at Consultant's expense, indemnify, defend and hold Dendrite harmless against all claims, liabilities, and expenses (including reasonable attorneys' fees and expenses) for bodily injury, death or property damage which are in any way connected with the performance of the Services, or the acts or omissions of Consultant. For the purposes of this article, the term "Dendrite" shall be deemed to include Dendrite's officers, directors, agents, employees, affiliates, and all those claiming any interest in the project to which the Services relates. The provisions of this paragraph (c) shall survive the expiration or termination of the Agreement.

7.  NOTICES
    -------

    Any notice required or permitted to be given hereunder shall be in writing and shall be either (i) delivered personally by hand, (ii) sent by registered or certified mail, return receipt requested, or (iii) sent by a recognized qualified overnight delivery service (e.g., Federal Express). All such notices
                                      ----
shall be sent to the addresses of each party set forth below in the first paragraph of this Agreement or to such other address or addresses as shall be designated in writing in the same manner.

    All notices shall be deemed to have been given when received.

8.  MISCELLANEOUS PROVISIONS
    ------------------------

    (a) Consultant acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this agreement by Consultant and that any such breach would cause Dendrite irreparable harm. Accordingly, Consultant also agrees that, in the event of any breach or threatened breach of this Agreement, Dendrite, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

    (b) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey applicable to agreements entered into and performed wholly within the State of New Jersey, and without regard to its conflict of law principles.

    (c) All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of New Jersey. Consultant expressly consents to the jurisdiction of the courts of the State of New Jersey and the Federal District Court for the District of New Jersey, and waives any objections or right as to the forum non conviens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

    (d) This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded or canceled in whole or in part, except by written instrument signed by the parties hereto which makes specific reference to this Agreement and which specifies that this Agreement is being modified, amended, rescinded or canceled.

    (e) If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

    (f) No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or a future exercise thereof or the exercise of any other right or remedy granted hereby, or by any related document, or by law. Any failure of a party to comply with any obligation contained in this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument duly executed and delivered by the party granting such waiver, which instrument makes specific reference to this Agreement and the provision to which it relates and describes the right or obligation consented to, waived or purported to be violated.

    (g) This Agreement contains the entire agreement and understanding between the parties hereto in reference to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    (h) This Agreement is personal in nature and Consultant shall not, without the written consent of Dendrite, assign or transfer this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise.

    IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

                           DENDRITE INTERNATIONAL, INC.


                           By:  /s/ Christopher J. French
                                -------------------------
                           Name:  Christopher J. French
                           Title:  Vice President, General Counsel


                           /s/ Edward Kfoury
                           -----------------
                           Edward Kfoury